                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

Reg. sec. 240.14a-101

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement                [ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           REPTRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration No.:

     (3)  Filing Party:

     (4)  Date Filed:

---------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    [REPTRON ELECTRONICS, INC. LETTERHEAD]

                                                                  March 28, 1997

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Reptron Electronics, Inc. (the "Company"), which will be held at the Reptron Electronics, Inc. corporate headquarters, 14401 McCormick Drive, Tampa, Florida 33626, on April 15, 1997, at 10:00 a.m., local time.

     The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                          Sincerely,

                                          /S/ MICHAEL L. MUSTO
                                          --------------------
                                          MICHAEL L. MUSTO,
                                          President and Chief Executive Officer

                           REPTRON ELECTRONICS, INC.
                             14401 MCCORMICK DRIVE
                              TAMPA, FLORIDA 33626

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 15, 1997

     The Annual Meeting of Shareholders of Reptron Electronics, Inc. will be held at the Reptron Electronics, Inc. corporate headquarters, 14401 McCormick Drive, Tampa, Florida 33626, on April 15, 1997 at 10:00 a.m., local time, for the following purposes:

     1. To elect one Class III director for a three-year term expiring in 2000;

     2. To increase the authorized shares of Common Stock of the Company from 15,000,000 shares to 50,000,000 shares;

     3. To amend the Company's Incentive Stock Option Plan (the "Plan") to increase the number of shares available for issuance pursuant to the Plan from 500,000 shares to 1,500,000 shares; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors,


                                          /s/ LEIGH A. ADAMS
                                          LEIGH A. ADAMS
                                          Secretary

Tampa, Florida
March 28, 1997

                           REPTRON ELECTRONICS, INC.

                                PROXY STATEMENT

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This proxy statement is first being sent to shareholders on or about March 28, 1997, in connection with the solicitation of proxies by the Board of Directors of Reptron Electronics, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on April 15, 1997, and at any adjournment thereof (the "Meeting"). The close of business on March 10, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 6,071,019 shares of $.01 par value common stock, entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR all items listed on the proxies. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of each item to be voted upon will require a plurality of the votes cast for each such item at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The Company's executive offices are located at 14401 McCormick Drive, Tampa, Florida 33626. The Company's telephone number is (813) 854-2351.

                      SECURITY OWNERSHIP OF MANAGEMENT AND

                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 10, 1997, information as to the Company's Common Stock beneficially owned by: (i) each director of the Company,
(ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)              OWNERSHIP            PERCENT
        ---------------------------------------          -----------------        -------
Michael L. Musto(2)....................................      2,543,115             41.9%
Paul J. Plante(3)......................................        701,456             11.6%
Patrick J. Flynn(4)....................................         41,250              *
Gary Bolohan(5)........................................         22,651              *
Michael R. Nichols(6)..................................         20,518              *
Leigh A. Adams(7)......................................         11,397              *
William L. Elson(8)....................................         12,500              *
3000 Town Center, Suite 2690
Southfield, Michigan 48075
Barry M. Alpert(9).....................................          1,250              *
880 Carillon Parkway
St. Petersburg, Florida 33716
All directors and executive officers as a group
  (9 persons)..........................................      3,017,501             49.7%

---------------

  * Less than 1%

(1) The business address for Ms. Adams and Messrs. Musto, Plante, Flynn, Bolohan and Nichols is 14401 McCormick Drive, Tampa, Florida 33626.

(2) Includes 2,194,479 shares held by: (i) MLM Investment Company Limited Partnership ("MLM") of which certain trusts for the benefit of Mr. Musto and Mr. Musto's children are the limited partners and a corporation, in which Mr. Musto is the sole shareholder and director, and Mr. Musto's revocable trust are the general partners (Mr. Musto has sole voting and dispositive power over the shares held by MLM); and (ii) 348,636 shares held by Paul J. Plante as Trustee of the Reptron Electronics, Inc. Employee Profit Sharing Trust (the "Profit Sharing Trust"), which are attributable to Mr. Musto in accordance with Rule 13d-3 under the Exchange Act. Excludes: (i) up to 116,212 shares which are expected to be allocated to Mr. Musto by the Profit Sharing Trust, (ii) 1,000 shares owned by Mr. Musto's mother and (iii) 3,000 shares subject to options that are currently exercisable by Mr. Musto's mother. Mr. Musto disclaims beneficial ownership of his mother's shares.

(3) Includes: (i) 37,500 shares subject to options that are currently exercisable and (ii) 661,956 shares held by Mr. Plante as trustee of the Profit Sharing Trust. The Profit Sharing Trust has been terminated and it is expected that all such shares will be distributed among Profit Sharing Trust participants. Except for Mr. Musto, no director or executive officer of the Company will beneficially own more than 5% of the outstanding shares of common stock immediately after, and as a result of, the Profit Sharing Trust distribution.

(4) Represents shares subject to options that are currently exercisable.

(5) Excludes up to 22,650 shares expected to be distributed to Mr. Bolohan from the Profit Sharing Trust.

(6) Excludes up to 20,517 shares that are expected to be distributed to Mr. Nichols from the Profit Sharing Trust.

(7) Includes 7,500 shares subject to options that are currently exercisable. Excludes up to 1,299 shares expected to be distributed to Ms. Adams from the Profit Sharing Trust.

(8) Includes 5,000 shares subject to options that are currently exercisable.

(9) Represents shares subject to options that are currently exercisable.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of March 10, 1997, concerning the Company's executive officers, continuing directors, and nominees for director.

                                                                                             YEAR FIRST
                                                                                              BECAME A
                NAME                                    POSITION(S)                    AGE    DIRECTOR
                ----                                    -----------                    ---   ----------
Michael L. Musto(1)..................  President, Chief Executive Officer, and         55       1973
                                       Director (Class I -- term expiring in 1999)
Paul J. Plante.......................  Chief Operating Officer, Chief Financial        39       1994
                                       Officer, Treasurer, and Director (Class
                                       I -- term expiring in 1999)
Patrick J. Flynn.....................  President -- K-Byte Manufacturing               56         --
Gary Bolohan.........................  Executive Vice President -- Reptron             42         --
                                       Distribution
Robert M. Moore......................  Vice President -- Corporate Operations          61         --
Michael R. Nichols...................  Vice President -- Sales                         40         --
Leigh A. Adams(1)(2).................  Corporate Credit Manager, Secretary, and        32       1994
                                       Director (Class III -- term expiring in 1997;
                                       nominee for a term expiring in 2000)
William L. Elson(3)..................  Director (Class II -- term expiring in 1998)    49       1994
Barry M. Alpert(3)...................  Director (Class II -- term expiring in 1998)    56       1995

---------------

(1) Mr. Musto and Ms. Adams serve on the Company's Stock Option Committee.
(2) Ms. Adams is the daughter of Mr. Musto.
(3) Messrs. Alpert and Elson serve on the Company's Audit and Compensation Committees.

     MICHAEL L. MUSTO. Mr. Musto has been the President, Chief Executive Officer and a director of the Company since its inception in 1973. Prior to 1973, Mr. Musto worked for nine years in electronic components distribution for Northland Electronics and Diplomat Electronics.

     PAUL J. PLANTE. Mr. Plante was appointed Chief Operating Officer of the Company in January 1997 and has been a director since 1994. Mr. Plante has been employed by the Company since 1986 as its Vice President of Finance, Chief Financial Officer and Treasurer. He was Controller of K-Byte Manufacturing, which is now a division of the Company, during the period 1983-1986. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida.

     PATRICK J. FLYNN. Mr. Flynn has been employed by the Company since 1986 as President of K-Byte Manufacturing. He has over 30 years of experience in the electronics business. He was employed by the KTB Group (an engineering firm) in Detroit from 1966 to 1983. During his employment with the KTB Group, Mr. Flynn served in a number of capacities, including as Executive Vice President and Chief Operating Officer. He purchased K-Byte Manufacturing from the KTB Group in 1983 and was the sole owner of K-Byte

Manufacturing prior to its acquisition by the Company in 1986. Mr. Flynn is a graduate of the University of Detroit with a Bachelor of Science degree in electrical engineering.

     GARY BOLOHAN. Mr. Bolohan was promoted to Executive Vice President of Reptron Distribution in 1990. In this role, Mr. Bolohan is responsible for all aspects of the operations of Reptron Distribution. Prior to his current position, Mr. Bolohan held several positions, including Vice President of Product Marketing (1989-1990), midwest regional sales manager (1985-1989), general manager of the Detroit sales office (1983-1985), and field salesperson. Mr. Bolohan has been employed by the Company since 1978.

     ROBERT M. MOORE. Mr. Moore joined the Company in 1990 as Corporate Director of Operations and became Vice President of Corporate Operations in 1992. His previous experience includes: President of Moore Investment Corp., a consulting firm (1988-1990); President of Bufkor, Inc., a manufacturer of jewelry packaging and displays (1986-1988); Senior Vice President and Chief Financial Officer of Duro Bag Manufacturing Company (1982-1986); and Vice President of Finance of Tresler Oil Company Division, Ashland Oil, Inc. (1977-1982). Mr. Moore is a graduate of the University of Cincinnati with a Bachelor of Science degree in management.

     MICHAEL R. NICHOLS. Mr. Nichols was promoted to Vice President of Sales in 1990. He is responsible for all sales activity for Reptron Distribution and is instrumental in generating sales opportunities for K-Byte Manufacturing. Prior to his current role, Mr. Nichols held several positions with the Company, including southeast regional sales manager (1985-1990), sales manager for the Tampa sales office (1982-1985), and field salesperson. Mr. Nichols has been employed by the Company since 1978. He is a graduate of the University of Florida with a Bachelor of Arts degree in management and marketing.

     LEIGH A. ADAMS. Ms. Adams serves as the Company's Secretary and has been a director since 1994. Ms. Adams joined the Company in 1982 and has served in a number of administrative posts, including Operations Manager (1989-1991) and Corporate Credit Manager (1991-present).

     WILLIAM L. ELSON. Mr. Elson has served as the Company's outside general counsel since 1979 and has been a director since 1994. He has practiced as a sole practitioner since 1975 and worked for Coopers & Lybrand from 1973 to 1975. Mr. Elson is a Certified Public Accountant and is a graduate of Wayne State University, with a J.D. degree and a Bachelor of Science degree in accounting.

     BARRY M. ALPERT. Mr. Alpert currently is a Managing Director at Raymond James & Associates, Inc. Mr. Alpert has served as Vice President and then as Senior Vice President of Investment Banking for Robert W. Baird & Co. Incorporated from 1991-1997. Since 1989, Mr. Alpert has served as President and Chief Executive Officer of Alpert Financial Group, Inc. (a family investment holding company). From 1989-1993, Mr. Alpert served as Vice Chairman of Colony Bank. Mr. Alpert holds a graduate degree in banking from the University of Wisconsin and a BS/BA degree from Roosevelt University. He has been a director since 1995.

     Directors are elected by the Company's shareholders and serve until their successors are elected and qualified. Directors are divided into three classes and serve staggered terms that expire at the 1997, 1998 and 1999 annual meeting of shareholders. Terms of the directors expire as follows: Ms. Adams in 1997, Messrs. Alpert and Elson in 1998 and Messrs. Musto and Plante in 1999. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires and serve thereafter for three years or until their earlier resignation or removal or until their successors are elected and qualified.

     Directors who are not employees of the Company are paid $6,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, the Company has reserved 50,000 shares of Common Stock for the future grant of stock options to non-employee directors. During 1995, Barry Alpert was granted options to purchase 5,000 shares of Common Stock at an exercise price of $14.25 per share. These options vest 25% per year beginning one year from the option grant date. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors.

     All executive officers are elected annually by and serve at the discretion of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During 1996, the Company's Board of Directors held four meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he or she is a member.

     The Company's Board of Directors has a Compensation Committee, an Audit Committee, and a Stock Option Committee. The Compensation Committee consists of Messrs. Alpert and Elson. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and reviews the compensation levels of the other officers of the Company. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans. The Compensation Committee met two times during 1996.

     The members of the Audit Committee are Messrs. Alpert and Elson. The duties of the Audit Committee, which met two times during 1996, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

     The Company's Stock Option Committee consists of Michael L. Musto and Leigh
A. Adams. The Stock Option Committee is responsible for administering the Company's Incentive Stock Option Plan and Non-Employee Director Stock Option Plan. The Stock Option Committee met one time in 1996.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $6,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, the Company reserved 50,000 shares of Common Stock for future issuance upon the exercise of stock options that may be granted to such non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during 1996, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The table below sets forth certain information concerning the compensation earned during 1996 by the Company's Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                         ANNUAL COMPENSATION
                                                         --------------------       ALL OTHER
                                                         SALARY        BONUS       COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR      ($)(2)         ($)           ($)(3)
         ---------------------------           ----      -------      -------      ------------
Michael L. Musto.............................  1996      400,000           --           41
  President and Chief Executive Officer        1995      381,000           --           41
                                               1994      350,000       37,250           40
Paul J. Plante...............................  1996      200,000           --          941
  Chief Operating Officer and                  1995      150,000           --          941
  Chief Financial Officer                      1994      130,000       20,000          940
Patrick J. Flynn.............................  1996      225,000           --          941
  President -- K-Byte Manufacturing            1995      225,000           --          941
                                               1994      120,000      105,000          940
Gary Bolohan.................................  1996      225,000           --           41
  Executive Vice President -- Reptron
     Distribution                              1995      225,000           --           41
                                               1994      120,000      105,000          940
Michael R. Nichols...........................  1996      200,000           --           41
  Vice President -- Sales                      1995      189,000           --          941
                                               1994      156,000       19,000          490

---------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the Named Executive Officer pursuant to the Company's 401(k) plan.
(3) Includes $41 annual premium paid by the Company for a $10,000 life insurance policy for each of the Named Executive Officers. Also includes the amount contributed by the Company to the account of each Named Executive Officer under the Company's 401(k) plan.

     Option Grants in 1996. No stock options were granted during 1996 to the Named Executive Officers.

     Aggregated Options Table. The following table sets forth information concerning options held by the Named Executive Officers at the end of 1996. No stock options were exercised during 1996.

                                                      NUMBER OF               VALUE OF
                                                     SECURITIES             UNEXERCISED
                                                     UNDERLYING             IN-THE-MONEY
                                                     UNEXERCISED             OPTIONS AT
                                                  OPTIONS AT FISCAL         FISCAL YEAR-
                                                     YEAR-END(#)             END($)(1)
                                                   EXERCISABLE(E)/        EXERCISABLE(E)/
                     NAME                         UNEXERCISABLE(U)        UNEXERCISABLE(U)
                     ----                        -------------------   ----------------------
Michael L. Musto...............................          --                      --
Paul J. Plante.................................  37,500(E)/12,500(U)   $585,938(E)/195,313(U)
Patrick J. Flynn...............................  41,250(E)/13,750(U)   $644,531(E)/214,844(U)
Gary Bolohan...................................          --                      --
Michael R. Nichols.............................          --                      --

---------------

(1) Represents the dollar value of the difference between the value at December 31, 1996 and the option exercise price of unexercised options at December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee consisted of Messrs. Alpert and Elson. Mr. Alpert and Mr. Elson are outside directors. Set forth below is a description of certain transactions and relationships between a Compensation Committee member and the Company.

     The Company leased one of its sales offices (located in Tampa, Florida) from the brother-in-law of a member of the Board of Directors, Barry M. Alpert. This lease was entered into in 1994 for a term of two years. In 1994, 1995 and 1996, rent expense on this facility totaled $59,289, $65,781 and $59,752, respectively, which management believes to be comparable to the rent that would have been paid to an unrelated party. This lease has now been terminated.

     William L. Elson received $178,000, $234,850 and $184,600 in fees for legal services rendered to the Company during 1994, 1995 and 1996, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation programs are intended to enable it to attract and retain talented executives and to reward them appropriately. The Compensation Committee (the "Committee") attempts to determine the appropriate total levels of compensation, as well as the appropriate mix of base salary, annual incentives and long-term incentives. In determining compensation, consideration is given both to overall Company performance and to individual performance, taking into account the contributions made by the executive toward improving Company performance. Consideration is also given to the executive's position, location, and level of responsibility in the structure of the Company and the job performance of the executive in planning, providing direction for, and implementing the Company's strategy. The Committee's primary objective in establishing compensation programs is to support the Company's goal of maximizing the value of shareholders' investment in the Company.

     The Company's program for executive compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives. An executive's base salary is determined through a combination of several factors: an evaluation of the sustained performance of the executive, prevailing levels of pay for positions of comparable responsibility in the industry, level of responsibility, and prior experience. Payments under the Company's annual incentive plans are tied to the Company's level of profitability. An individual executive's annual incentive opportunity is a percentage of his base salary. Actual incentive payments are determined by applying a formula based on Company performance to each executive's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved, and payments below the target level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when earnings exceed those set in the budget.

     The Company's long term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its shareholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and attainment of long term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of the shareholders. The executive's right to the stock options vests over a period prescribed by the Company's Stock Option Committee and each option is exercisable, but only to the extent it has vested, over a four-year period following its grant.

     Mr. Musto's compensation results from his participation in the same compensation program as the other executives of the Company. Mr. Musto's 1996 compensation was reviewed by the Committee applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, the Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Musto's compensation.

     The Committee believes that the program it has adopted serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its shareholders.

    Compensation Committee

     Barry M. Alpert
     William L. Elson

                              CERTAIN TRANSACTIONS

     The Company leases an aircraft from a corporation controlled by Mr. Musto. The Company is responsible for all costs associated with the operation of the aircraft, including fuel, maintenance, storage and crew salary and expenses. To the extent that Mr. Musto uses the aircraft for personal purposes, he reimburses the Company for the costs associated with such personal use. The Company believes that the rent paid for the aircraft is comparable to the rent that would be paid to an unrelated third party. Rent paid for the use of the aircraft totaled approximately $156,000 in 1994, $74,000 in 1995 and $240,000 in 1996.

     The Company leases one of its Reptron Distribution sales offices (located in Detroit, Michigan) from Michael L. Musto. This facility was the headquarters of the Company before the relocation to Tampa in 1986. The building includes office and warehouse space and totals approximately 10,000 square feet. Rent expense on this facility totaled $69,000 in 1994 and $68,000 in each of 1995 and 1996, which management believes to be comparable to the rent that would have been paid to an unrelated party. The lease expires in November 1998.

                               PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Bell Microproducts, Benchmark Electronics, DII Group, Inc., IEC Electronics, Jaco Electronics, Kent Electronics, Milgray Electronics, Nu Horizons Electronics, Sanmina, and Sterling Electronics. The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period (March 28, 1994 to December 31, 1996) by the price of the Company's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 28, 1994, the date of the Company's initial public offering, including reinvestment of dividends.

        MEASUREMENT PERIOD               REPTRON          PEER GROUP        NASDAQ STOCK
      (FISCAL YEAR COVERED)         ELECTRONICS, INC.                         MARKET-US
3/28/94                                           100                100                100
3/94                                               98                 93                 96
6/94                                               88                 88                 92
9/94                                               70                104                 99
12/94                                              68                103                 98
3/95                                               97                103                107
6/95                                              122                125                122
9/95                                              138                155                137
12/95                                             117                169                139
3/96                                              127                181                145
6/96                                              136                161                157
9/96                                              137                155                163
12/96                                             159                189                171

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes of directors. The Company's Articles of Incorporation provide that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 1997 (Class III directors), 1998 (Class II directors) and 1999 (Class I directors). One director is being elected at the Meeting for a term ending in 2000, or until her respective successor has been elected and qualified.

     The Board of Directors has nominated Leigh A. Adams to stand for election at the Meeting for the Class III director seat. See "Management -- Directors and Executive Officers" for information on this nominee. The nominee's current term will expire on the date of the Meeting. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of this nominee. Should the nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominee named will be unable or unwilling to serve if elected.

            PROPOSAL 2 -- AMENDMENT OF THE ARTICLES OF INCORPORATION

     The Board of Directors proposes to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000.

             PROPOSAL 3 -- AMENDMENT OF INCENTIVE STOCK OPTION PLAN

     The Board of Directors proposes to amend the Company's Incentive Stock Option Plan (the "Plan") to increase the number of shares available for issuance pursuant to the Plan from 500,000 to 1,500,000.

        INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed Grant Thornton LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997. Representatives of Grant Thornton LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of shareholders intended for presentation at the 1998 annual meeting must be received by the Company on or before November 28, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.

     The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     A shareholder's notice with respect to a director nomination must set forth
(a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice (i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                 OTHER MATTERS

     THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL SUCH REQUESTS SHOULD BE DIRECTED TO LEIGH A. ADAMS, SECRETARY, REPTRON ELECTRONICS, INC., 14401 MCCORMICK DRIVE, TAMPA, FLORIDA 33626. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR THE EXHIBITS WILL BE MADE.

                                          By Order of the Board of Directors,
                                          /s/ Leigh A. Adams
                                          LEIGH A. ADAMS
                                          Secretary

Tampa, Florida
March 28, 1997

                                                                        APPENDIX

                           REPTRON ELECTRONICS, INC.
                             11401 MCCORMICK DRIVE
                              TAMPA, FLORIDA 33626

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Paul J. Plante and William L. Elson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Reptron Electronics, Inc. held of record by the undersigned on March 10, 1997, at the annual meeting of shareholders to be held on April 15, 1997 or any adjournment thereof.

1. ELECTION OF CLASS III DIRECTORS               [ ]  FOR                                 [ ]  WITHHOLD AUTHORITY
                                                 the nominee listed below                 to vote for the nominee listed
                                                                                          below

   Leigh A. Adams

2. PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 15,000,000 SHARES TO 50,000,000 SHARES

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S INCENTIVE STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN FROM 500,000 SHARES TO 1,500,000 SHARES.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

                                              DATED:                      1997
                                                    ---------------------,

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney, as
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE